UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 27, 2018
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On June 27, 2018, Talon First Trust, LLC, a subsidiary of Talon OP, L.P., which is the entity through which Talon Real Estate Holding Corp. (Talon) conducts substantially all of its business, was sold by Talon to a large publicly held real estate company.  Under the agreement, Talon agreed to sell the ownership entity (Talon First Trust, LLC) of the property located at 180 East 5th Street, St. Paul, MN, for Ninety-Eight Million Dollars ($98,000,000), including stock and debt, to First Capital Real Estate Trust, Inc. (FC REIT).  The structured sale helped Talon maximize the value of the asset and will allow FC REIT to reposition the property, which may include adding a hotel, condos or apartments, while finalizing financing for the property.

FC REIT has renamed the entity FC First Trust, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: July 2, 2018	By:	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

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